EXHIBIT 4.1

                               STANDARD & POOR'S
                    A DIVISION OF THE McGRAW-HILL COMPANIES
                                  J. J. KENNY
                                  65 BROADWAY
                           NEW YORK, N.Y. 10006-2551
                            TELEPHONE (212) 770-4422
                                FAX 212/797-8681

                                                   August 14, 1997

Frank A. Ciccotto, Jr.
Vice President
Tax-Exempt Evaluations


Merrill Lynch, Pierce, Fenner & Smith
Incorporated
Defined Asset Funds
P.O. Box 9051
Princeton, New Jersey 08543-9051
The Bank of New York
101 Barclay Street
New York, New York 10286


RE: DEFINED ASSET FUNDS--GOVERNMENT SECURITIES INCOME FUND,
     MONTHLY PAYMENT U.S. TREASURY SERIES--3

Gentlemen:

     We have examined the post-effective Amendment to the Registration Statement File No. 2-97979 for the above-captioned trust. We hereby acknowledge that Kenny S&P Evaluation Services, a division of J. J. Kenny Co., Inc. is currently acting as the evaluator for the trust. We hereby consent to the use in the Amendment of the reference to Kenny S&P Evaluation Services, a division of J. J. Kenny Co., Inc. as evaluator.

     You are hereby authorized to file copies of this letter with the Securities and Exchange Commission.

                                                   Sincerely,
                                                   FRANK A. CICCOTTO
                                                   Vice President